As filed with the United States Securities and Exchange Commission on January 28, 2022

Registration No. 333-236079

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM F-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NEW FRONTIER HEALTH CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	8062	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

10 Jiuxianqiao Road, Hengtong Business Park B7 Building, 1/F Chaoyang District, 100015, Beijing, China Tel: 86-10-59277000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Edward Truitt Maples Fiduciary Services (Delaware) Inc. 4001 Kennett Pike, Suite 302 Wilmington, Delaware 19807
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Howard Zhang, Esq. Davis Polk & Wardwell LLP 2201, China World Office 2 No. 1, Jian Guo Men Wai Avenue Beijing 100004, China Tel: +86 10 8567 5000

Approximate date of commencement of proposed sale to the public: Not applicable

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 2 (this “Post-Effective Amendment No. 2”) relates to the registration statement on Form F-1 (File No. 333-236079) (the “Registration Statement”), which was filed with the Securities and Exchange Commission on January 24, 2020 by New Frontier Health Corporation, a company established under the laws of the Cayman Islands (the “Company”), as amended by Post-Effective Amendment No. 1 on Form F-1 on March 31, 2020.

On January 26, 2022, pursuant to the agreement and plan of merger dated August 4, 2021 (the “Merger Agreement”) among the Company, Unicorn II Holdings Limited, Unicorn II Parent Limited (“Parent”) and Unicorn II Merger Sub Limited (“Merger Sub”), Merger Sub was merged with and into the Company, with the Company being the surviving company resulting from the merger and becoming a wholly owned subsidiary of Parent (the “Merger”). Upon completion of the Merger, the Company became a privately-held company.

As a result of the Merger, the Company has terminated all the offerings of its securities pursuant to its existing registration statements, including the Registration Statement. Accordingly, pursuant to the undertakings made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offering, this Post-Effective Amendment No. 2 hereby removes from registration any and all of such securities registered under the Registration Statement that remain unsold as of the date of this Post-Effective Amendment No. 2.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, New Frontier Health Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, the People’s Republic of China, on January 28, 2022.

NEW FRONTIER HEALTH CORPORATION

By:	/s/ Carl Wu
	Name:	Carl Wu
	Title:	Director

No other person is required to sign this Post-Effective Amendment No. 2 to the Registration Statement in reliance upon Rule 478 of the Securities Act of 1933, as amended.